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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-A
                             REGISTRATION STATEMENT

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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                          PROVINCE HEALTHCARE COMPANY
             (Exact name of registrant as specified in its charter)

       DELAWARE                                               (62-1710772)
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)

                         109 WESTPARK DRIVE, SUITE 180
                           BRENTWOOD, TENNESSEE 37027
                            TELEPHONE: 615-370-1377
         (Address, including zip code, of principal executive offices)

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IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF SECURITIES PURSUANT TO
SECTION 12(B) OF THE EXCHANGE ACT AND IS EFFECTIVE PURSUANT TO GENERAL INSTRUCTION A.(C), PLEASE CHECK THE FOLLOWING BOX. [ ]

IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF SECURITIES PURSUANT TO
SECTION 12(G) OF THE EXCHANGE ACT AND IS EFFECTIVE PURSUANT TO GENERAL INSTRUCTION A.(D), PLEASE CHECK THE FOLLOWING BOX. [X]

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SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                                      None

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

        TITLE OF EACH CLASS                       NAME OF EACH EXCHANGE ON WHICH
        TO BE SO REGISTERED                       EACH CLASS IS TO BE REGISTERED
Common Stock, par value $0.01 per share               Nasdaq National Market
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INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

          The description of the Common Stock, par value $0.01 per share, included under the caption "Description of Capital Stock" in the Preliminary Prospectus contained in the Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-34421) filed with the Securities and Exchange Commission (the "Commission") on January 20, 1998 is hereby incorporated by reference. In addition, the description of the Common Stock, par value $0.01 per share, included under the caption "Description of Capital Stock" in any Prospectus relating to such Registration Statement filed with the Commission by the registrant pursuant to any subsequent amendment of such Registration Statement or pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

ITEM 2.   EXHIBITS


       EXHIBIT NO.         DESCRIPTION
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
           1*              Form of certificate representing shares of Common Stock
                           of Province Healthcare Company

           2*              Amended and Restated Certificate of Incorporation of
                           Province Healthcare Company

           3*              Amended and Restated Bylaws of Province Healthcare Company

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*   Incorporated by reference to the respective exhibit to the Registration
    Statement (File No. 333-34421) of Province Healthcare Company; previously filed with the Nasdaq Stock Market.

                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      PROVINCE HEALTHCARE COMPANY

                                      By: /S/ MARTIN S. RASH
                                          --------------------------------------
                                              Martin S. Rash
                                      Its: President and Chief Executive Officer


Date: January 20, 1998